Contact: Robert L. Gaylor
SVP Investor Relations
(865) 223-6575

MILLER ENERGY RESOURCES REPORTS SECOND QUARTER RESULTS
Reports 17.4% Growth in Revenues to $10.8 Million

KNOXVILLE, Tenn. - (December 10, 2012) - Miller Energy Resources (“Miller”) (NYSE: MILL) today reported its results for the second fiscal quarter ended October 31, 2012. The Company reported revenues grew 17.4% to $10.8 million in the second quarter of fiscal 2013 compared with $9.2 million in the second quarter of the prior fiscal year. Net loss for the second quarter of fiscal 2013 was $6.3 million, or $0.15 per diluted share, compared with a net loss of $4.5 million, or $0.11 per diluted share, in the second quarter of fiscal 2012.

Miller achieved several of its significant operational goals during the second quarter, bringing Rig 35 online, starting its long awaited drilling program on the Osprey platform, and completing the first planned rework of a well on that platform with RU-1's return to service in late October. RU-1 had an initial production rate of 482 bopd, and it averaged 260 bopd during November. Rig 35 is currently reworking RU-3, a gas well on the Osprey platform with a recorded IP over 8 mmcf a day by the previous owner.

“We are making solid progress in removing artifacts from RU-3's well casing and hope to bring it back online by the end of the year,” said Scott Boruff, CEO of Miller, “Winter weather has slowed our operations as expected, but we remain focused on our rework program as weather permits.”

“We expect revenues to increase in the third quarter due to the contributions of RU-1 and the potential of RU-3 coming online in the near future,” continued Mr. Boruff. “The addition of the gas production from RU-3 has the potential to significantly reduce our operating costs by providing natural gas for our own operations and to make Miller a net seller of natural gas in the Cook Inlet. Although RU-7 is temporarily offline as a result of the failure of its aging electric submersible pump, over the remainder of the quarter we expect the contributions from RU-1 and RU-3 to more than offset that reduction in output. We plan to remove and replace RU-7's pump on the Osprey platform once Rig 35 becomes available, taking into consideration our current operational schedule and the efficient allocation of our resources.”

Miller completed successful offerings of its Series B and C Preferred Stock during the second quarter, raising more than $18 million in gross proceeds. The company intends to use the amounts raised as working capital to fund its oil and gas development projects, including additional reworks on the Osprey platform, onshore drilling in Alaska using Rig 34, and horizontal wells planned in Tennessee. The closing of these offerings satisfied a condition in Miller's senior credit facility with Apollo Investment Corporation, requiring that the company demonstrate its ability to raise $15 million in equity as a condition to future advances under the related loan agreement.

Second Quarter Highlights

•
Increased second quarter revenue 17.4% to $10.8 million in fiscal 2013 from $9.2 million in the second quarter of fiscal 2012. Revenues benefited from an increase in other revenues from Miller's grind and inject facility, mid‑stream asset rentals, and a road building contract in the Cook Inlet. Revenues also reflected the higher price of oil sold in the latest fiscal quarter, offset partially by lower production due to RU-1 being offline during the majority of the second quarter of fiscal 2013.

•	Average realized oil prices rose 30.3% to $105.68 per barrel in the second quarter of fiscal 2013 compared with $81.10 in the second quarter of fiscal 2012.

•
Net production was 78,145 BOE for the second quarter of fiscal 2013 compared with 112,010 BOE in the second quarter of fiscal 2012. The decrease in production was due primarily to RU-1 being off-line during the majority of the second quarter of fiscal 2013, a normal decline curve, and fluctuation in shipping schedules.

•	Invested $6.5 million in capital expenditures during the second quarter of fiscal 2013 to accelerate oil development opportunities in Alaska.

•	Sold 25,750 shares of Series B Preferred Stock for gross proceeds of $2.6 million.

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MILL Reports Second Quarter Results
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December 10, 2012

•	Sold 685,000 shares of Series C Preferred Stock for gross proceeds of $15.8 million.

•	Received approval for Rig 35 during the second fiscal quarter from the Alaska Oil and Gas Conservation Commission and completed the workover of RU-1.

Second Quarter Results

Second quarter 2013 revenue rose to $10.8 million compared with $9.2 million in the second quarter of the prior year. The primary factor in revenue growth was a $2.0 million increase in other revenue from the Company's grind and inject facility, mid-stream asset rentals, and a road building contract in the Cook Inlet region. Oil revenues also benefited from higher average sales prices in the second quarter of fiscal 2013 compared with prior year, offset partially by lower oil production due to RU-1 being offline during the majority of the second quarter of fiscal 2013.

Costs and direct expenses were $16.9 million in the second quarter of fiscal 2013 and 2012. General and administrative expenses declined 22% to $6.2 million compared with $7.9 million in the second quarter of fiscal 2012. The decline in general and administrative expenses was due primarily to a decrease in litigation related expenses and insurance reimbursements received for covered legal expenses. Depreciation, depletion, amortization and accretion expense declined 24% to $3.1 million compared with $4.1 million in the second quarter of 2012. The decrease in depletion, depreciation, amortization and accretion was due primarily to the declines in production from our Alaska West MacArthur River field and RU-1 in our Redoubt Shoals field being off-line for the majority of the quarter.

Operating loss for the second quarter of fiscal 2013 was $6.1 million compared with an operating loss of $7.7 million in the second quarter last year. This 20.8% improvement was primarily due to the increase in other revenue and a decrease in general and administrative expenses during the second quarter of fiscal 2013.

Other expense was $3.9 million in the second quarter of fiscal 2013 compared with other income of $0.7 million in the second quarter of fiscal 2012. The change was due primarily to a $3.5 million swing in the loss on derivatives. Miller reported a $2.0 million loss on derivatives in the second quarter of fiscal 2013 compared with a $1.5 million gain in the second quarter of fiscal 2012.

For the second quarter, Miller's net loss attributable to common stockholders was $6.3 million, or $0.15 per share. In the prior year comparable quarter, Miller Energy reported a net loss of $4.5 million, or $0.11 per diluted share.

Six Months Results

Total revenue for the six months ended October 31, 2012 rose to $19.1 million compared with $18.1 million for the six months ended October 31, 2011. Fiscal 2013 revenue benefited from a $2.0 million increase in other revenue from the Company's grind and inject facility, mid-stream asset rentals, and a road building contract in the Cook Inlet region. Oil revenues also benefited from higher average sales prices in the first half of fiscal 2013 compared with prior year, offset partially by lower oil production due to RU-1 being offline during the majority of the first half of fiscal 2013.

For the first half of fiscal 2013, costs and expenses rose to $30.2 million from $29.5 million in the prior year due to an increase in activity related to the Alaskan operations. Oil and gas operating expenses increased to $8.8 million for the six months ended October 31, 2012, compared with $8.2 million for the six months ended October 31, 2011. General and administrative expenses declined 16% to $11.5 million for first half of fiscal 2013 compared with $13.7 million for the same period last year. Depreciation, depletion, amortization and accretion expense decreased to $6.2 million for the first six months of fiscal 2013 compared with $7.4 million for the first six months of fiscal 2012.

Operating loss for the first half of fiscal 2013 was $11.1 million compared with an operating loss of $11.4 million in the prior fiscal year. This 2.6% improvement was primarily due to the increase in other revenues and a decrease in general and administrative expenses.

Other income rose to $4.9 million in the first six months of fiscal 2013 compared with $3.9 million in the first six months of fiscal 2012. The first half of fiscal 2013 results included a $6.9 million gain on derivatives, including a $4.3 million gain from the termination of commodity derivative contracts. Miller reported a gain of $5.3 million on derivatives in the first six months of fiscal 2012.

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MILL Reports Second Quarter Results
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December 10, 2012

For the six months ended October 31, 2012, Miller Energy reported a net loss attributable to common stockholders of $6.1 million, or $0.15 per diluted share, compared with a net loss of $4.7 million, or $0.11 per diluted share for the prior year period. The fiscal 2013 net loss attributable to common stockholders includes $2.5 million in accretion of preferred stock. There was no similar expense in fiscal 2012.

Investor Conference Call

Miller will hold a conference call to discuss the financials for the second quarter of fiscal 2013. The conference call will take place at 4:30 p.m. Eastern time, on December 10, 2012. Participants can access the call by dialing 800-344-6698, Confirmation code: 6765684. In addition, the call will be webcast on the Investor section of the company's website at www.millerenergyresources.com where it will also be archived for 30 days.  A telephone replay will be available through December 20, 2012.

To access the replay, please dial 888-203-1112.  At the system prompt, please enter code 6765684 followed by the # sign.  Playback will automatically begin.
About Miller Energy Resources
Miller Energy Resources is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basis in North America. Miller's focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the potential for Miller Energy to experience additional operating losses; high debt costs under its existing senior credit facility; potential limitations imposed by debt covenants under its senior credit facility on its growth and ability to meet business objectives; the need to enhance management, systems, accounting, controls and reporting performance; uncertainties related to the filing of its Form 10-K for 2011; litigation risks; its ability to perform under the terms of its oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; its ability to successfully acquire, integrate and exploit new productive assets in the future; its ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; risks associated with the hedging of commodity prices; its dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska; the impact of natural disasters on its Cook Inlet Basin operations; adverse effects of the national and global economic downturns on our profitability; the imprecise nature of its reserve estimates; drilling risks; fluctuating oil and gas prices and the impact on results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on its common stock for some time; cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; and risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates. Additional information on these and other factors, which could affect Miller's operations or financial results, are included in Miller Energy Resources, Inc.'s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2012. Miller Energy Resources, Inc.'s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

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MILL Reports Second Quarter Results
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December 10, 2012

MILLER ENERGY RESOURCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share)

	October 31, 2012	April 30, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,343	$3,971
Restricted cash	13,069	2,250
Accounts receivable	1,900	3,107
State production credits receivable	2,894	2,958
Inventory	1,748	1,835
Prepaid expenses and other	1,557	482
	25,511	14,603
OIL AND GAS PROPERTIES, NET	481,055	475,802
EQUIPMENT, NET	41,142	33,728
OTHER ASSETS:
Land	542	542
Restricted cash, non-current	9,948	9,875
Deferred financing costs, net of accumulated amortization	5,171	1,426
Other assets	731	413
	$564,100	$536,389
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,884	$9,504
Accrued expenses	6,075	6,744
Short-term portion of derivative instruments	2,055	2,803
Current portion of long-term debt	3,000	24,130
	24,014	43,181
OTHER LIABILITIES:
Deferred income taxes	164,699	167,319
Asset retirement obligation	18,935	18,366
Long-term portion of derivative instruments	224	7,700
Long-term debt, less current portion	39,216	—
	247,088	236,566
COMMITMENTS AND CONTINGENCIES (Note 14)
MEZZANINE EQUITY:
Series A cumulative preferred stock, redemption amount of $11.2 million	—	8,818
Series C cumulative preferred stock, redemption amount of $17.4 million	14,458	—

STOCKHOLDERS' EQUITY:
Common stock, $0.0001 par, 500,000,000 shares authorized, 43,361,694 and 41,086,751 shares issued and outstanding, respectively	4	4
Additional paid-in capital	82,441	64,813
Retained earnings	220,109	226,188
	302,554	291,005
	$564,100	$536,389

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MILLER ENERGY RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended October 31,		Six Months Ended October 31,
	2012	2011	2012	2011
REVENUES:
Oil sales	$7,944	$8,285	$15,590	$16,476
Natural gas sales	112	156	195	284
Other	2,754	764	3,287	1,300
	10,810	9,205	19,072	18,060
OPERATING EXPENSES:
Oil and gas operating	4,871	4,375	8,845	8,171
Cost of other revenue	2,485	146	3,033	372
General and administrative	6,208	7,949	11,538	13,721
Exploration expense	28	148	57	180
Depreciation, depletion and amortization	3,062	4,050	6,187	7,423
Accretion of asset retirement obligation	285	268	569	537
Other operating income, net	(40)	(5)	(65)	(897)
	16,899	16,931	30,164	29,507
OPERATING LOSS	(6,089)	(7,726)	(11,092)	(11,447)
OTHER INCOME (EXPENSE):
Interest expense, net	(1,537)	(879)	(1,668)	(1,376)
Gain (loss) on derivatives, net	(2,045)	1,506	6,896	5,262
Other income (expense), net	(300)	29	(375)	60
	(3,882)	656	4,853	3,946
LOSS BEFORE INCOME TAXES	(9,971)	(7,070)	(6,239)	(7,501)
Income tax benefit	3,741	2,586	2,620	2,834
NET LOSS	(6,230)	(4,484)	(3,619)	(4,667)
Accretion of preferred stock	(38)	—	(2,460)	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,268)	$(4,484)	$(6,079)	$(4,667)

LOSS PER COMMON SHARE:
Basic	$(0.15)	$(0.11)	$(0.15)	$(0.11)
Diluted	$(0.15)	$(0.11)	$(0.15)	$(0.11)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	42,542,242	40,908,490	41,984,283	40,624,050
Diluted	42,542,242	40,908,490	41,984,283	40,624,050

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MILL Reports Second Quarter Results
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December 10, 2012

MILLER ENERGY RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
 (in thousands)

	Six Months Ended October 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,619)	$(4,667)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization	6,187	7,423
Amortization of deferred financing fees	269	545
Expense from issuance of equity	4,978	6,836
Deferred income taxes	(2,620)	(2,834)
Gain on derivative instruments, net	(3,798)	(4,640)
Accretion of asset retirement obligation	569	537
Changes in operating assets and liabilities:
Receivables	1,271	(8)
Inventory	(242)	29
Prepaid expenses and other assets	(1,393)	30
Accounts payable and accrued expenses	5,119	(1,557)
NET CASH PROVIDED BY OPERATING ACTIVITIES	6,721	1,694

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment and improvements	(7,719)	(21,197)
Proceeds from sale of equipment	2,000	—
Capital expenditures for oil and gas properties	(11,228)	(4,519)
Investment in equity method investee	—	(400)
NET CASH USED IN INVESTING ACTIVITIES	(16,947)	(26,116)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on debt	(24,130)	(2,000)
Debt acquisition costs	(3,799)	(2,799)
Proceeds from borrowings	40,000	28,895
Redemption of preferred stock	(11,240)	—
Issuance of preferred stock	18,330	—
Equity issuance costs	(1,502)	—
Exercise of equity rights	3,831	1,283
Restricted cash	(10,892)	28
NET CASH PROVIDED BY FINANCING ACTIVITIES	10,598	25,407
NET INCREASE IN CASH AND CASH EQUIVALENTS	372	985

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,971	1,559
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,343	$2,544
SUPPLEMENTARY CASH FLOW DATA:
Cash paid for interest	$5,429	$680

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